Exhibit 10.43
AMENDMENT NUMBER 3
TO THE
GOODRICH CORPORATION SEVERANCE PROGRAM
     THIS AMENDMENT is made this 11th day of December, 2007, by Goodrich Corporation (hereinafter referred to as the “Company”);
W I T N E S S E T H
     WHEREAS, the Company maintains the Goodrich Corporation Severance Program, as amended and restated, effective February 21, 2006 (hereinafter referred to as the “Plan”); and
     WHEREAS, pursuant to Section 10 of the Plan, the Company has retained the right to amend the Plan from time to time.
     NOW, THEREFORE, effective December 11, 2007, the Company hereby amends the Plan by adding the following to the end of Section 5(a)(iv):
Notwithstanding anything herein to the contrary, the amount payable under this Subsection 5(a) shall be not less than eight (8) weeks’ Base Pay and not more than one-hundred and four (104) weeks’ Base Pay if an Eligible Employee meets either of the following requirements:
     (A) is employed in a corporate staff position classified under the Broad Bands of B-1 and up (eligible for the Company’s Management Incentive Program) at one of the Company’s corporate offices (including, but not limited to, Charlotte, Washington, D.C., or Brecksville) or
     (B) is employed in a general manager position at one of the Company’s larger businesses and is a member of a group commonly known as the Company’s “expanded roundtable”.
     IN WITNESS WHEREOF, the Company, by its duly authorized officer, has caused this Amendment to be executed as of the day and year first above written.

GOODRICH CORPORATION
By:

Title: